EXHIBIT 5

                             WARSHAW BURSTEIN COHEN
                             SCHLESINGER & KUH, LLP
                                555 Fifth Avenue
                            New York, New York 10017
                            Telephone: (212) 984-7700
                            Facsimile: (212) 972-9150



                                                     April 14, 1997



C-Phone Corporation
6714 Netherlands Drive
Wilmington, North Carolina 28405


Gentlemen and Ladies:

         You have requested our opinion, as counsel for C-Phone Corporation, a New York corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission (the "Commission").

         The Registration Statement relates to the offering by certain selling shareholders of up to 3,684,668 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), consisting of (i) 200,000 shares (the "1994 Warrant Shares") of Common Stock reserved for issuance upon the exercise of certain warrants (the "1994 Warrants") to purchase Common Stock issued pursuant to the Representative's Warrant Agreement (the "Representative's Warrant Agreement"), dated as of August 20, 1994, between the Company and Josephthal Lyon & Ross Incorporated ("Josephthal"), the representative of the underwriters in the Company's August 1994 public offering, (ii) 833,667 shares (the "Original Shares") of Common Stock issued in the Company's March 1997 private placement (the "1997 Placement") pursuant to Securities Purchase Agreements, dated as of March 31, 1997, between the Company and the various subscribers named therein (the "Purchase Agreements"), (iii) 2,501,001 additional shares (the "Rights Shares") of Common Stock issuable, under certain circumstances and without any additional consideration, upon exercise of contingent value rights (the "Rights"), to the holders of the Original Shares upon the sale of the Original Shares, and (iv) 150,000 shares (the "1997 Warrant Shares") of Common Stock reserved for issuance upon the exercise of certain warrants (the "1997 Warrants") to purchase the Common Stock issued in the 1997 Placement pursuant to the Placement Agent Warrant Agreement (the "Placement Agent Warrant Agreement"), dated as of March 31, 1997, between the Company and Josephthal, as placement agent for the 1997 Placement.

         In the preparation of our opinion, we have examined (1) the Restated Certificate of Incorporation of the Company, as amended to date, (2) the By-Laws of the Company, in effect on the date hereof, (3) minutes of meetings of the Company's Board of Directors, as made available to us by executive officers of the Company, (4) a certificate from an executive officer of the Company, (5) the Registration Statement, (6) the Purchase Agreements, including the exhibits incorporated by reference therein, (7) the Representative's Warrant Agreement and (8) the Placement Agent Warrant Agreement. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

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         Based upon such examination, we are of the opinion that:

         (1) the Original Shares have been validly issued and are fully paid and non-assessable;

         (2) the Rights Shares, when issued and delivered in accordance with the terms of the Rights, will be validly issued, fully paid and non-assessable;

         (3) the 1994 Warrant Shares, when issued and delivered in accordance with the terms of the Representative's Warrant Agreement, will be validly issued, fully paid and non-assessable; and

         (4) the 1997 Warrant Shares, when issued and delivered in accordance with the terms of the Placement Agent Warrant Agreement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

         Certain partners of our Firm beneficially own an aggregate of 12,105 shares of Common Stock.



                                       Sincerely yours,



                                       WARSHAW BURSTEIN COHEN
                                         SCHLESINGER & KUH, LLP




AAK/MDS

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